Exhibit 99.1

Lenders’ Presentation January 28, 2014 © 2014 Ocwen Financial Corporation. All rights reserved.

Forward-Looking Statements and Non-GAAP Financial Measures Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; uncertainly related to acquisitions, including our ability to integrate the systems, procedures and personnel of acquired assets or businesses; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. Anyone wishing to understand Ocwen’s business should review such filings. The forward-looking statements speak only as of the date they are made and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures, such as our references to “normalized” and “adjusted cash flow from operations.” We believe these non-GAAP financial measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. In addition, certain non-GAAP financial measures (e.g., “EBITDA” and “Adjusted EBITDA”) are provided to assist potential lenders in analyzing potential financial covenants in the proposed Senior Secured Term Loan facility. Such measures have been calculated in accordance with the proposed definitions of such measures in the proposed Senior Secured Term Loan documentation. Accordingly, they may vary from customary calculations of such non-GAAP financial measures. Senior Secured Term Loan 1

Agenda Overview Wells Fargo Securities Ocwen Ron Faris Key Investment Highlights Ocwen John Britti Summary Terms and Timeline Wells Fargo Securities Questions and Answers Senior Secured Term Loan 2

Overview Senior Secured Term Loan 3

Presenters Ronald M. Faris John V. Britti Executive Vice President and President and Chief Executive Officer Chief Financial Officer 23 years at Ocwen 3 years at Ocwen 27 years of industry experience 22 years of industry experience Ocwen: Chief Executive Officer since 2010 and Ocwen: Executive Vice President and Chief Financial President since 2001, Executive Vice President from Officer since 2012, Executive Vice President - Finance 1998 to 2001, Vice President and Chief Accounting and Business Development from 2011 to 2012 Officer from 1995 to 1997 2005 to 2011: Chief Operating Officer for mortgage 1991 to 1994: Controller for a subsidiary of Ocwen insurer RMIC 1986 to 1991: Vice President with Kidder, Peabody & Prior to 2005: Served as Vice President at Freddie Co., Inc. Mac and Capital One, Consultant at McKinsey & Company in the Financial Services Industry Group 1984 to 1986: General Audit Department of PricewaterhouseCoopers LLP BA in Economics, University of Maryland and MBA, Dartmouth’s Amos Tuck School BS in Accounting from The Pennsylvania State University Senior Secured Term Loan 4

Who We Are and What We Do

- Leading full-service provider of mortgage servicing, special servicing and lending with 25+ year operating history
  - Publicly-traded (NYSE: OCN) mortgage servicer with more than $6.4 billion in market capitalization as of January 24, 2014
  - Lowest cost, scalable servicing platform and technology
  - 20+ years of innovation in loss mitigation
  - #1 in servicing quality in third party studies of servicers
- $513 billion of unpaid principal balance ("UPB") servicing portfolio as of November, 2013 on a pro forma basis(1)
- Employer of approximately 10,800 professionals and staff worldwide
- Management and the Board own approximately 18% of Ocwen and maintaining strong alignment of interests

Strong growth in UPB...



($ in billions, UPB at period end)
$600
$400
$200
$0
$11
$43
$74
$204
$513
2000
2005
2010
2012
Nov 2013(1)

...and strong cash flow



($ in millions)
$800
$600
$400
$200
$0
$6
$2
$171
$15
$409
$38
$705
$189
2000A
2005A
2010A
Q1-Q3 2013A
Adjusted Cash Flow from Operations(2)
Net Income

Ocwen's use of proprietary technology and a global platform has made it one of the highest quality and lowest cost providers in the mortgage servicing industry

Source: Company Filings

1) Pro forma estimate, includes estimates for the remaining UPB for substantially completed OneWest and GreenPoint acquisitions, and for Wells Fargo acquisition as if completed.

2) Adjusted Cash Flow from Operations starts with net cash provided by operating activities on Ocwen's Statement of Cash Flows and subtracts advance reductions used to pay down match-funded liabilities. Refer to slide 39 for additional detail and calculations.

Senior Secured Term Loan

5

Wells Fargo Transaction Overview Ocwen has executed a purchase agreement for mortgage servicing rights (“MSR”) on approximately $39 billion in total UPB from Wells Fargo The total purchase price is $2.7 billion Transaction The UPB being purchased by Ocwen includes approximately $280 million for the MSR, $115 million for deferred servicing fees (“DSF”) and outstanding servicing advances of Overview (1) $2.3 billion The UPB is comprised of $35.9 billion of private label, $2.2 billion of Fannie Mae, and $1.1 billion of Freddie Mac servicing This was Wells Fargo’s first sale of MSRs, and Ocwen was selected, in part, based on its best in class servicing platform and experience executing on large portfolio transactions Transaction Wells Fargo is also leading the offering of a $2.0 billion advance facility (no stipulation by Wells Structure & Fargo to act as a lender; Ocwen has substantial demand from other lenders to provide this Financing facility) Timing Transaction expected to close in first half of 2014 1) Purchase price for Wells Fargo assets represents projected values as of March 31, 2014. UPB balance is as of November 30, 2013. Final purchase price and UPB balance subject to roll-forward and other closing adjustments. Senior Secured Term Loan 6

Transaction Overview

Transaction Sources & Uses

- Ocwen intends to raise a $2.2 billion Term Loan B that will primarily be used to refinance the Company's existing $1.3 billion Senior Secured Term Loan, fund the purchase of the Wells Fargo Bank, N.A. assets and for general corporate purposes
  - $700 million of the Term Loan B will fund on a delayed basis
- The acquisition of certain mortgage servicing assets from Wells Fargo is expected to close in first half of 2014
  - Wells Fargo is also leading the offering of a $2.0 billion advance facility (no stipulation by Wells Fargo to act as a lender; Ocwen has substantial demand from other lenders to provide this facility)

($ in millions)

Sources		Uses	
New Senior Secured Term Loan B	$1,500.0	Wells Fargo portfolio Advances[1]	$2,307.0
New Senior Secured Delayed Draw Term Loan B	700.0	Wells Fargo portfolio MSR Price + DSF[1]	395.5
Proceeds from Wells portfolio advance facility	1,966.0	Refinance Existing Debt	1,290.3
Proceeds from Notes Payable - Prime MSR Financing[2]	120.3	Soft call premium	12.9
		Arrangement Fee	11.0
		Original Issue Discount	11.0
		Funding of Debt Service Accounts	39.3
		Other Corporate Uses	219.4
Total Sources	**$4,286.4**	**Total Uses**	**$4,286.4**

Notes: Sources and Uses subject to change. Prepared based on projected numbers as of January 28, 2014.
1) Purchase price for Wells Fargo assets represents projected values as of March 31, 2014.
2) Still to be completed.

Senior Secured Term Loan

7

OCWEN

Pro Forma Capitalization

Pro Forma Capitalization Table

($ in millions)	9/30/13 A	Adjustment for acquisition/sale in Q4 2013 [1]	Transaction Adjustments	9/30/2013 Pro Forma
Cash	$357.5	($248.6)	$219.4	$328.3
Match Funded Liabilities	363.0	1,601.2	1,966.0	3,930.3
MSRs Pledged	643.6			643.6
Notes Payable - Prime MSR Financing	0.0		120.3	120.3
Warehouse Lines	630.4			630.4
Total Funding Debt	**$1,637.0**	**$1,601.2**	**$2,086.3**	**$5,324.5**
Senior Secured Term Loan	1,293.5		(1,293.5)	-
New Senior Secured Term Loan	-		2,200.0	2,200.0
Other [2]	30.8			30.8
Total Corporate Debt	**$1,324.3**	**$0.0**	**$906.5**	**$2,230.8**
Total Debt	**$2,961.3**	**$1,601.2**	**$2,992.8**	**$7,555.3**
Convertible Preferred Equity	59.9			59.9
Common Equity [3]	1,741.4		(35.1)	1,706.3
Total Equity	**$1,801.4**			**$1,766.3**
Total Capitalization	**$4,762.6**			**$9,321.6**
Pro Forma Adjusted LTM EBITDA [4],[5]	$977.8			$1,086.0
Tangible Net Worth	$1,393.7			$1,358.6
Corporate Interest Expense	$84.9			$108.2
Corporate Debt / LTM Adj. EBITDA	1.35x			2.05x
Total Debt / Tangible Net Worth	2.12x			5.56x
Interest Coverage Ratio	11.52x			10.04x
Loan to Value	40.9%			54.9%

Note: The above credit metrics are being calculated in accordance with the existing SSTL Credit Agreement.

1) Adjusted for the acquisition of OneWest and GreenPoint and sale of assets to HLSS occurring in Q4 2013 and pro forma collateral calculated in accordance with the existing Credit Agreement as of 9/30/13. Also includes the Wells Fargo Portfolio and an assumed $120 million Prime MSR notes issuance.
2) Other includes MSR financing and repurchased debt.
3) The adjustment in equity relates to the loss due to the accelerated amortization of capitalized issuance costs and soft call premiums from the paydown of the existing SSTL.
4) LTM PF Adjusted EBITDA is calculated as for September 30, 2013 and includes Homeward, ResCap, Liberty, and OneWest adjusted EBITDA contributions. See slides 36 for details.
5) Assumes 25 bps adjusted EBITDA contribution from Wells Fargo servicing portfolio acquisition.

Senior Secured Term Loan

8

OCWEN

Strong Collateral Protection With Low Risk Balance Sheet

Investment grade quality assets significantly exceed total debt, and they largely consist of advances that are self-liquidating with duration matched funding

Pro-forma collateral [1] of ~ 1.8x the term loan



$5,000
$4,000
$3,000
$2,000
$1,000
$0
Total: $4,010
$39
$278
$1,574
$104
$40
$1,974
$2,200
Collateral
Term Loan
Unencumbered MSR
Equity in MSR
DSF
Advances
Cash
Other

- Attractive collateral package:
  - Advances – 39% of total collateral, 60% of which are unpledged to debt securities
  - Deferred Servicing Fee – 3% of balance
  - Mortgage Servicing Rights – 49% of total collateral when measured at fair value [1]
  - Unrestricted cash in excess of $50 million
- Additional assets that enhance the collateral position but are not included in the analysis are accounts receivable, accrued receivables and deferred tax asset ("DTA"). These assets have not traditionally been rated

Source: Ocwen

1) Adjusted for the acquisition of OneWest and GreenPoint and sale of assets to HLSS occurring in Q4 2013 and pro forma collateral calculated in accordance with the existing Credit Agreement as of 9/30/13. Includes the Wells Fargo Portfolio and an assumed $120 million Prime MSR notes issuance.

Senior Secured Term Loan

9

OCWEN

Earnings Guidance Earnings Guidance ($ in millions) Q4 2013 Earnings Guidance Range Revenue $550 - $555 Net Income $101 - $106 Pre-tax Income $115 - $120 Normalized Pre-tax Income(1) $162 - $167 EBITDA(2) $310 - $315 Normalized EBITDA(1) $355 - $360 Tax Rate 11.5% - 12.5% Note: The above financial data is preliminary, based upon our estimates and subject to completion of our financial closing procedures. Moreover, this data has been prepared on the basis of currently available information. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited or reviewed, and does not express an opinion with respect to, this data. This data does not constitute a comprehensive statement of our financial results for the referenced periods and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. 1) See slides 37 and 38 for a reconciliation of Normalized Pre-tax income and Normalized EBITDA to Net Income. 2) See slide 37 for a reconciliation of EBITDA to Net Income. Senior Secured Term Loan 10

Key Investment Highlights Senior Secured Term Loan 11

Key Investment Highlights 1 Established Business Model with a Recurring Revenue Stream in Solid Market 2 Best-In-Class Servicer with Strong History of Loss Mitigation 3 Substantial Cash Flow Generation in Excess of Earnings 4 Highly Scalable Platform with Low Operating Cost 5 Proven Ability to Close and Effectively Board Acquisitions 6 Proven Ability to Reduce Leverage Over Time 7 Low Risk Balance Sheet / Strong Collateral Protection 8 Experienced Management Team Senior Secured Term Loan 12

1 Established Business Model With a Recurring Revenue Stream Servicing revenues are fee-based and recurring in nature Servicing revenues are contractually obligated and a function of UPB Generally not exposed to credit risk with respect to the mortgage loans serviced Solid revenue and cash flow enabled Ocwen to grow through challenging macroeconomic conditions Servicing business has a recurring revenue stream ($ in millions) 2012 2013 UPB Data Q3 Q4 Q1 Q2 Q3 Average UPB Servicing $110,517.0 $175,762.2 $273,910.5 $344,173.4 $362,792.3 Subservicing 17,342.0 27,903.6 195,876.6 92,534.0 72,027.1 Total Average UPB $127,859.0 $203,665.7 $469,787.1 $436,707.4 $434,819.4 UPB Mix Servicing 86.4% 86.3% 58.3% 78.8% 83.4% Subservicing 13.6% 13.7% 41.7% 21.2% 16.6% Agency 15.5% 23.4% 57.6% 56.3% 56.7% Non-Agency 84.5% 76.6% 42.4% 43.7% 43.3% (annualized bps of average UPB) Revenue Servicing and Subservicing 69.8 44.3 31.2 44.2 44.4 Process Management 2.8 1.9 0.9 1.2 0.9 Total 72.6 46.1 32.0 45.3 45.3 Source: Company Filings Senior Secured Term Loan 13

1

Shift Towards Non-Bank Servicers

- $9.9 trillion in residential mortgages outstanding as of September 30, 2013
- Over the last couple years we have seen non-bank servicers gain share
  - Large banks are shifting their mortgage activities to focus on their core franchise – typically excluding non-prime mortgages
  - Servicing non-prime loans has proven very costly for large banks
  - Top four banks currently service 55% of total loans, representing a large future market opportunity
  - Ocwen is well equipped to improve loan performance for these assets

Shift towards non-bank servicers (1)

($ in billions)

Q3 2011			Q3 2013		
Rank	Servicer	Total Volume	Rank	Servicer	Total Volume
1	Bank of America	$1,934	1	Wells Fargo	$1,844
2	Wells Fargo	1,814	2	Chase	1,037
3	Chase	1,162	3	Bank of America	891
4	Citi	563	4	Ocwen[2]	513
5	Ally	386	5	Nationstar[3]	415
6	U.S. Bank	227	6	Citi	407
7	PHH	178	7	U.S. Bank	275
8	SunTrust	161	8	PHH	228
9	PNC	134	9	Walter Inv. Mgmt	209
10	OneWest	95	10	SunTrust	140

Non-bank servicers (dashed box: Ocwen, Nationstar, PHH, Walter Inv. Mgmt in Q3 2013)

Elevated levels of distressed assets (4)



12.0%
10.0
8.0
6.0
4.0
2.0
0.0
8.6%
Q4 '04
Q4 '05
Q4 '06
Q4 '07
Q4 '08
Q4 '09
Q4 '10
Q4 '11
Q4 '12
Q3 '13

1) Source: mortgagestats.com and company filings as of 9/30/2013.
2) Pro forma include estimates for the remaining UPB for substantially completed OneWest and GreenPoint acquisitions, and for Wells Fargo acquisition as if substantially completed.
3) Pro forma for BofA PLS and other servicing under contract expected to close in Q4 2013.
4) Source: Federal Reserve – Fed delinquency rate on single family residential mortgages.

Senior Secured Term Loan

14

1 Attractive Growth Opportunities Track record of growing the business over an extended time Growth opportunities period Strong Pipeline of Opportunities As of September 30, 2013, pipeline of $400 billion of UPB of specifically identified opportunities that may close over next 12 to 18 months Bank Divestiture Still in the “middle-innings” of the melt-down, with serious delinquencies, loans in foreclosure and REO approximately the same as the average over the past 4 years3 One trillion dollars in delinquent servicing at banks, typically trades at ~25% delinquency, making the total potential population four trillion we believe at least 25% is likely to trade = $1 trillion Banks driven by desire to improve consumer franchise, reduce costs and mitigate compliance burdens Additional pressure from future Basel III capital regulations Servicer Acquisitions Historically, most of Ocwen’s growth has come from acquisitions of existing servicers or their assets Low-cost and high productivity provide opportunity to continue to acquire inefficient servicers or those seeking to exit Source: Ocwen 1) Internal analysis of specific identified opportunities that we may close in the next 12-18 months. 2) LPS data on delinquencies and US government data on servicing market. 3) Fannie Mae, Freddie Mac, FHFA, Bloomberg, Mortgage Bankers Association, and Green Street Advisors. Senior Secured Term Loan 15

2 Best-In-Class Servicer With Strong History of Loss Mitigation

Ocwen Cures More Delinquent Loans[1]

Company	Date	Summary
Moody's	Oct. 2013	Ocwen's performance ranked best among the servicers for the performance on ~1.1 million loans which were 60+ delinquent and at the height of mortgage crisis in Dec-2008
Moody's	Jan.2013	Ocwen outranks Chase, Wells Fargo, GMAC, and Bank of America in non-performing loans as well as has the shortest timeline of foreclosure referral to foreclosure sale
Deutsche Bank	Jan.2012	Ocwen has managed to outperform its peers on loan modifications
J.P.Morgan	Jun. 2010	Ocwen was ranked first in Quality Rank, which considers the re-default rate for loans modified
Deutsche Bank	May 2010	Ocwen was ranked first in a measure called "Recovery Score", which evaluates the results of short sales and real estate owned sales based on the timeline to liquidate and loss severity
Bank of America	Jul. 2009	Ocwen had the highest roll rate from 90+ delinquent to current on both fixed rate and adjustable rate subprime loans. Ocwen's results were more than double the midpoint for all servicers reported.

1) Source: Independent third party studies.
2) Source: Black Box Logic - Subprime non-agency securities data. Ocwen data does not include ResCap loans.

Re-Default Rate [2]



Modification re-defaults (more than 60-days past-due) outstanding as a percent of portfolio for subprime securities September 2013
60%
50%
40%
30%
20%
10%
28.2%
33.3%
35.1%
37.7%
26.6%
Chase
NSM
Wells
BAC
OCN

Senior Secured Term Loan

16

OCWEN

2 and Driving Down Delinquencies on Acquisitions For acquired portfolios, superior loss mitigation processes enable Ocwen to reduce delinquency rates and advances Delinquency Percentage (90+ Days) by Portfolio(1) Legacy Ocwen Saxon HomEq Litton Saxon New Chase Homeward 46% 41% 36% 31% 26% 21% 16% 1) Excludes loans on the ResCap platform. Reducing delinquencies and advances creates value through lower capital requirements, lower interest expense and lower operating costs Source: Ocwen Senior Secured Term Loan 17

3 Substantial Cash Flow Generation in Excess of Earnings

- Adjusted cash flow from operations of $705 million for the first 9 months of 2013(1)
- Potential for additional cash flow through MSR and servicer advance sales to Home Loan Servicing Solutions ("HLSS")

Substantial Cash Flow Generation



$220
$65
$266
$45
$295
$77
$143
$67
Q4 2012
Q1 2013
Q2 2013
Q3 2013(2)
Adjusted cash flow from operations
Net Income

Source: Ocwen
Note: Adjusted cash flow from operations starts with net cash provided by operating activities on statement of cash flows and subtracts advance reductions used to pay down match-funded liabilities. Please see slide 39 for additional detail and calculations.
1) Adjusted cash flow from operations equals Cash flow from operations in Q3 2013. Advance changes were immaterial as a result of the sale of $2.4 billion of advances to HLSS on July 1, 2013.
2) Ocwen sold most of its servicing advances to HLSS at the beginning of Q3 reducing adjusted cash flow from operations relative to prior trends.

Senior Secured Term Loan
18

4 Highly Scalable Platform With Lowest Operating Cost Lowest operating cost for non- Cost per non-performing loan(1) performing mortgage servicing Over a decade of experience with world- $875 wide operations 70% cost Superior performance lowering advantage delinquencies provides additional cost advantages as performing loans are less expensive to service $269 Ocwen achieves its competitive position as a low cost provider through its use of proprietary technology and its global workforce Industry Average Ocwen Source: Ocwen 1) Costs reflect second quarter 2013 MIAC cost per non-performing non-agency loan compared to Ocwen’s marginal cost analysis for the same period. Senior Secured Term Loan 19

5 Proven Ability to Close and Effectively Board Acquisitions Scalable technology allows for efficient boarding of large portfolios Approx. Days from Contract to Date Portfolio Number of loans Close and Initial Transfer(1) 3Q2009 Freddie Mac - TBW DQ Loan Subservicing 24,000 11 days 4Q2009 Undisclosed - Subprime Subservicing 62,000 45 days 1Q2010 Saxon - MSR Purchase 36,000 45 days 3Q2010 HomEq - MSR Purchase 134,000 90 days 2Q2011 Undisclosed - Subprime Subservicing 13,000 45 days 3Q2011 Litton - MSR Purchase 156,000 90 days 4Q2011 Litton - MSR Purchase 87,000 150 days 2Q2012 Saxon and JPMorgan Chase - MSR Purchases 104,000 90 days 2Q2012 Bank of America MSR Purchase 53,000 90 days 2Q2012 Aurora Bank Commercial MSR Purchase 3,316 75 days 3Q2012 - 4Q2012 Large Bank Subservicing - Monthly Flow 100% delinquent 8,000 10,000 30 days 4Q2012 Fannie Bulk MSR 7,000 90 days 4Q2012 Homeward Residential 300,700 60 days 1Q2013 ResCap Portfolio 1,740,000 120 days 3Q2013 Large Bank Subservicing Subprime 32,400 60 days 3Q2013 - 4Q2013 One West 270,000 60 days Source: Ocwen 1) Represents time required to fulfill contractual conditions to initial closing and transfer (e.g., required notices to borrowers, third party consents). Senior Secured Term Loan 20

6 Proven Ability to Reduce Leverage Over Time

- The increased leverage associated with Ocwen's acquisitions historically has been temporary in nature
  - Term loan balances have been reduced with excess cash flows

Corporate Debt/Adjusted EBITDA (1), (3)



Term Loan 1: Acquisition of HomeEq
Term Loan 2: Acquisition of Litton
Term Loan 2: Upsize
6/30/10 0.6x
7/29/10 1.7x
9/30/10 1.7x
12/31/10 1.1x
3/31/11 0.4x
6/30/11 0.4x
8/5/11 1.7x
9/30/11 2.0x
12/31/11 2.0x
3/31/12 1.6x
6/30/12 1.7x
9/30/12 1.0x
12/31/12 1.0x
3/31/13 2.9x
6/30/13 2.4x
9/30/13 2.0x

Corporate Debt/Equity (2), (3)



Term Loan 1: Acquisition of HomeEq
Term Loan 2: Acquisition of Litton
Term Loan 2: Upsize
6/30/10 0.1x
9/30/10 0.5x
12/31/10 0.3x
3/31/11 0.1x
6/30/11 0.1x
9/30/11 0.6x
12/31/11 0.4x
3/31/12 0.3x
6/30/12 0.3x
9/30/12 0.2x
12/31/12 0.2x
3/31/13 0.6x
6/30/13 0.5x
9/30/13 0.5x

Source: Ocwen

1) Adjusted EBITDA calculated in accordance with the existing SSTL Credit Agreement, except that it does not take into account acquisition adjustments. See slide 36 for additional detail.
2) Equity adjusted for fair value of MSRs and 50% of deferred servicing fees.
3) Corporate Debt (Term loans/Notes included does not include advance financing, HLSS pledged MSRs or warehouse lines for origination) is calculated in accordance with the existing SSTL Credit Agreement.

Senior Secured Term Loan

21

OCWEN

6 Reduced Risk from Balance Sheet Initiatives Capital Light Initiative Prime MSR Financing Initiative HLSS created to appeal to a yield oriented Ocwen identified a new financing structure to investor base and reduce the capital intensity finance prime MSRs on balance sheet (1) of Ocwen’s operations Key Benefits Key Benefits Reduces capital burden associated with Reduces Ocwen’s prepayment servicing portfolio growth exposure related to prime MSRs held on Decreases future funding risks related balance sheet to advances on pools sold to HLSS Focuses Ocwen on servicing instead of managing a financial asset Has improved Ocwen’s return on Enhances flexibility of prime lending invested capital opportunities Access to a new capital base to further diversify funding sources Source: Ocwen 1) Not yet completed. Senior Secured Term Loan 22

7 Low Risk Balance Sheet / Strong Collateral Protection Corporate Debt/Equity 2.36x 1.99x Peer Avg: 2.18x 1.26x 0.82x Ocwen (PF Actual) Ocwen (PF Adjusted) (1) Peer 1 Peer 2 Corporate Debt /LTM EBITDA (2) 3.60x 3.30x Peer Avg: 3.46x 2.05x (1) Ocwen (PF Actual) Ocwen (PF Adjusted) Peer 1 Peer 2 Source: Ocwen Note: Financial data as of September 30, 2013 unless noted otherwise. 1) Adjustment to Ocwen reported numbers consists of fair value adjustment of $685 million on MSRs and 50% of deferred servicing fees (total of $501 million) as of September 30, 2013. 2) Peer multiples based on 9/30/13 pro-forma adjusted EBITDA, as disclosed, and include pro-forma corporate debt adjustments for post-quarter capital markets debt offerings. For Ocwen, Includes the Wells Fargo Portfolio and an assumed $120 million Prime MSR notes issuance. Senior Secured Term Loan 23

7 Low Risk Balance Sheet / Strong Collateral Protection (Continued)

Investment grade quality assets significantly exceed total debt, and they largely consist of advances that are self-liquidating with duration matched funding

Pro-forma collateral (1) of ~ 1.8x the term loan



$5,000
$4,000
$3,000
$2,000
$1,000
$0
Total: $4,010
$39
$278
$1,574
$104
$40
$1,974
$2,200
Collateral
Term Loan
Unencumbered MSR
Equity in MSR
DSF
Advances
Cash
Other

- Attractive collateral package:
  - Advances – 39% of total collateral, 60% of which are unpledged to debt securities
  - Deferred Servicing Fee – 3% of balance
  - Mortgage Servicing Rights – 49% of total collateral when measured at fair value
  - Unrestricted cash in excess of $50 million
- Additional assets that enhance the collateral position but are not included in the analysis are accounts receivable, accrued receivables and deferred tax asset ("DTA"). These assets have not traditionally been rated

Source: Ocwen

1) Adjusted for the acquisition of OneWest and GreenPoint and sale of assets to HLSS occurring in Q4 2013 and pro forma collateral calculated in accordance with the existing Credit Agreement as of 9/30/13. Includes the Wells Fargo Portfolio and an assumed $120 million Prime MSR notes issuance.

Senior Secured Term Loan

24

Summary Terms and Timeline Senior Secured Term Loan 25

Summary Terms and Conditions Summary Terms and Conditions Borrowers: Ocwen Loan Servicing, LLC and Ocwen Mortgage Servicing, Inc. (collectively “Co-Borrowers”) $2.2 billion Senior Secured Term Loan including (i) a $1.5 billion Term Loan B and (ii) a fungible, $700 million delayed Facilities: funding Term Loan Assumed CFR: Same as existing; B1/B+ (Stable/Stable) Tenor: 7 years Finance the acquisition of the Wells Fargo mortgage servicing assets, refinance existing Term Loan B, and general Use of Proceeds: corporate purposes Guarantors: Same as existing Same as existing, including a perfected first priority security interest in all unencumbered assets of the Co-Borrowers, Security: and a pledge of the capital stock of all current and future domestic subsidiaries Amortization: 1.0% per annum in equal quarterly installments Optional Prepayments: 101 soft call for six months from initial closing date, par thereafter Substantially similar to the existing Term Loan including, but not limited to: 100% Net Proceeds from Non-Permitted Indebtedness Mandatory Prepayments: 100% Net Asset Sale Proceeds (with carve-outs and reinvestment rights, including HLSS transactions) 50% Excess Cash Flow (leverage-based step-downs) Substantially similar to the existing Term Loan including, but not limited to: Minimum Interest Coverage Ratio Financial Covenants: Maximum Corporate Leverage Ratio Maximum Total Debt to Consolidated Tangible Net Worth Ratio Maximum Loan to Value Ratio Senior Secured Term Loan 26

Transaction Timetable January 2014 February 2014 March 2014 S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 1 1 5 6 7 8 9 10 11 2 3 4 5 6 7 8 2 3 4 5 6 7 8 12 13 14 15 16 17 18 9 10 11 12 13 14 15 9 10 11 12 13 14 15 19 20 21 22 23 24 25 16 17 18 19 20 21 22 16 17 18 19 20 21 22 26 27 28 29 30 31 23 24 25 26 27 28 23 24 25 26 27 28 29 30 31 Market Holiday Key Deal Dates Date Event Jan 28th Bank Meeting Conference Call Lender Commitments Due Feb 4th Loan Documentation Posted to SyndTrak for Investors Review Feb 7th Comments Due on Loan Documentation Feb 12th Close and Fund Initial Term Loan Feb 27th Announce Earnings March 21st Fund delayed portion of Term Loan Senior Secured Term Loan 27

Questions and Answers Senior Secured Term Loan 28

Appendix Senior Secured Term Loan 29

Ocwen Business Overview Senior Secured Term Loan 30

Continued Execution of Business Plan Ocwen has executed its capital light strategy ensuring more flexible funding and higher returns Grow the servicing portfolio with modest Has resulted in increased cash generation and And driven superior returns on invested capital to additional equity contribution lower capital requirements for this growth stakeholders Assets % of Servicing Portfolio UPB Adjusted EBITDA(1) Pre-Tax Return on Equity(2) 5.0% 4.6% $750 20.0% 18.6% $654 17.4% 4.0% 4.0% 3.5% 15.0% $500 $406 11.1% 10.9% 3.0% 2.8% 10.0% $258 2.0% $250 5.3% $185 1.2% 5.0% $119 1.0% $0 0.0% 0.0% 2009 2010 2011 2012 LTM 2009 2010 2011 2012 LTM 2009 2010 2011 2012 9/30/2013 9/30/2013 9/30/2013 Source: Ocwen 1) Adjusted EBITDA does not take into account acquisition adjustments. Please see slide 36 for additional detail. 2) Calculated as Pre-tax income / Average Book Equity. Senior Secured Term Loan 31

Conservative Pro Forma Leverage Profile Corporate Debt/Adjusted EBITDA (1), (3) 2.5x 2.1x 2.0x 2.0x 1.6x 1.5x 1.1x 1.1x 1.0x 1.0x 0.9x 0.8x 0.7x 0.5x 0.0x 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A 9/30/13 PF Corporate Debt/Equity (2), (3) 1.3x 1.0x 0.8x 0.8x 0.5x 0.4x 0.4x 0.4x 0.3x 0.2x 0.3x 0.2x 0.2x 0.1x 0.0x 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A 9/30/13 PF Note: Adjusted for the acquisition of OneWest and GreenPoint and sale of assets to HLSS occurring in Q4 2013 and pro forma collateral calculated in accordance with the existing Credit Agreement as of 9/30/13. Includes the Wells Fargo Portfolio and an assumed $120 million Prime MSR notes issuance. 1) Adjusted EBITDA calculated in accordance with the existing SSTL Credit Agreement, except that it does not take into account acquisition adjustments. See slide 36 for additional detail. 2) Equity adjusted for fair value of MSRs and 50% of deferred servicing fees. 3) Corporate Debt (Term loans/Notes included does not include advance financing, HLSS pledged MSRs or warehouse lines for origination) is calculated in accordance with the existing SSTL Credit Agreement. Senior Secured Term Loan 32

Advances are High Quality Assets OCN Advance Collateral Coverage Advances self-liquidate at par Advances have the right to be repaid at “top-of-the- $3.4 Billion ~1.1% waterfall,” i.e. they are paid before any other Servicer Advance Advances Rate payments to the trust $319.3 Billion (Property Value) $315.9 Billion Advances are substantially over-collateralized, as ~98.9% home prices would need to fall by over 90% for The Downside there to be insufficient funds to pay-back advances gPropertiesh Protection / Equity at current advance rates Cushion for Cushion Servicer Advances Note: Data as of June 30, 2013. Source: Ocwen Senior Secured Term Loan 33

Low Risk Balance Sheet / Strong Collateral Protection $1.7 billion of equity supported by high quality assets Highly rated assets (as reported 9/30/13) ($ in millions) The balance sheet consists of high quality/low risk assets Assets 9/30/2013 % of Total consisting primarily of advance receivables Investment Grade Quality Ocwen has never experienced a material loss on any of Advances $1,480.0 27.9% Cash 357.5 6.7% its servicing assets including MSRs and advances Cash Reserve Accounts 56.5 1.1% Deferred Tax Assets 95.1 1.8% 37% of assets are investment grade quality assets Total Investment Grade Quality $1,989.1 37.4% Ocwen’s largest operating asset category, MSRs, has never Other Assets experienced a net impairment of greater than 2% MSRs $1,833.9 34.5% Receivables and PPE 280.2 5.3% Duration matched liabilities and hedged against LIBOR LHFS and Investment in Subs 433.6 8.2% increases Goodwill 407.6 7.7% Other Assets 367.2 6.9% Appropriate level of excess advance funding capacity Total Other Assets $3,322.6 62.6% Total Assets $5,311.7 100.0% Total Equity $1,741.4 Source: Company Filings Senior Secured Term Loan 34

Historical Financials Quarterly Revenue Adjusted EBITDA (1) ($ in millions) ($ in millions) $600 $546 $300 $450 $405 $225 $199 $165 $174 $300 $236 $150 $118 $211 $157 $66 $66 $113 $106 $75 $52 $55 $150 $73 $76 $38 $0 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 10 10 10 10 11 11 11 11 12 12 12 12 13 13 13 10 10 10 10 11 11 11 11 12 12 12 12 13 13 13 Annual Revenue Adjusted EBITDA (1) ($ in millions) ($ in millions) $2,000 $750 $1,719 $654 $1,500 $500 $406 $1,000 $845 $316 $496 $250 $185 $500 $380 $360 $119 $0 $0 2009 2010 2011 2012 LTM 2009 2010 2011 2012 LTM Source: Ocwen 9/30/13 9/30/13 1) Adjusted EBITDA does not account for acquisition adjustments. See slide 36 for additional detail. Senior Secured Term Loan 35

LTM and Pro-Forma Adjusted EBITDA

LTM EBITDA Build-up

($ in millions)	Three Months Ended:			
	12/31/2012	3/31/2013	6/30/2013	9/30/2013
Consolidated net income	$65	$43	$76	$68
(+) income tax	$11	$6	$11	$9
(+) interest expense	$60	$93	$100	$110
(+) depreciation and amortization	$21	$52	$76	$86
EBITDA [(1)]	**$157**	**$195**	**$263**	**$273**
(-) interest expense on funding debt [(2)]	($51)	($76)	($77)	($88)
(+) non cash charges reducing net income net	$7	$27	$14	($12)
(+) restructuring relating to permitted acquisitions	$1	$2	$1	$2
(-) non cash gain from extinguishment of debt	$2	$17	($3)	($1)
(-) discontinued operations	$0	$0	$0	$0
Adjusted EBITDA (before acquisition adjustments)	**$116**	**$165**	**$199**	**$174**
LTM Adjusted EBITDA (before acquisition adjustments)				**$654**
(+) Adjustments for acquisitions and sales [(3)]				$324
Adjusted EBITDA (before Wells Fargo Portfolio Acquisition)				**$978**
(+) Wells Fargo adjusted EBITDA contribution [(4)]				$108
PF Wells Fargo Adjusted EBITDA				**$1,086**

Source: Ocwen

1) EBITDA is calculated by adding back income tax, interest expense, depreciation and amortization to Net Income.
2) Subtract interest expense attributable to Non-Recourse Indebtedness and Permitted Funding Indebtedness other than MSR Indebtedness (defined terms under SSTL credit agreement).
3) In case an acquisition or an asset sale was completed within 12 months from the date of calculation, the SSTL credit agreement allows adjustments in order to capture the LTM impact of the transaction.
4) Note that Ocwen expects EBITDA contribution to rise over the first two years, which is consistent with performance on similar portfolios.

Senior Secured Term Loan

36

OCWEN

Reconciliation of EBITDA and Adjusted EBITDA Reconciliation of EBITDA and Adjusted EBITDA ($ in millions) Q4 2013 EBITDA(1) Net income (midpoint of range) $103.5 (+) income tax (midpoint of range) $14.1 Pre-tax income $117.6 (+) Interest expense $109.5 (+) Amortization $85.3 EBITDA $312.5 FY 2013 Adj. EBITDA Adjusted EBITDA calculation EBITDA for Q4 2013 $312.5 (-) Interest expense on funding debt(2) ($90.9) Adjusted EBITDA for Q4 2013 (before acquisition adjustments)(3) $221.6 (+) Adjusted EBITDA for Q1, Q2, and Q3 2013 (before acquisition adjustments)(4) $537.5 LTM Adjusted EBITDA for FY 2013 (before acquisition adjustments) $759.1 (+) Adjustments for acquisitions and sales(3) $214.2 FY Adjusted EBITDA(5) $973.4 1) EBITDA is calculated by adding back Income tax, Interest expense and Servicing rights amortization (not depreciation) to Net Income. 2) Subtract interest expense attributable to Non-Recourse Indebtedness and Permitted Funding Indebtedness other than MSR Indebtedness (defined terms under SSTL credit agreement). 3) In case an acquisition or an asset sale was completed within 12 months from the date of calculation, the SSTL credit agreement allows adjustments in order to capture the LTM impact of the transaction. 4) Adjusted EBITDA for prior quarters of 2013 as reported to SSTL lenders before making the adjustments mentioned in footnote (3) above. 5) Adjusted EBITDA does not include adding back depreciation, and does not include adjustments for non-cash gains/charges, restructuring costs, or discontinued operations. Senior Secured Term Loan 37

Reconciliation of Normalized Pre-Tax Income and EBITDA Reconciliation of Pre-Tax Income and Normalized EBITDA ($ in millions) Q4 2013 Normalized EBITDA(1) Midpoint of Pre-tax Income range $117.6 Normalization Adjustments(2) Servicing and subservicing fees(3) ($0.5) Compensation and benefits $26.7 Servicing and origination $1.5 Technology and communications $0.5 Professional services $5.9 Occupancy and equipment $4.8 Other operating expenses $7.8 Total Normalization Adjustments $46.8 Normalized Pre-tax Income $164.4 (+) Interest expense $109.5 (+) Amortization $85.3 Normalized EBITDA $359.3 1) Normalized EBITDA is calculated by adding back Interest expense and Servicing rights amortization (not depreciation) to the Normalized Pre-tax Income. 2) Normalization adjustments are primarily related to the ResCap acquisition. 3) Adjustment for Servicing and subservicing fees represents the reversal of positive contribution from discontinued/sold operations. Senior Secured Term Loan 38

Consolidated Statement of Cash Flows – Adjusted Cash Flow from Operations Calculation

Adjusted Cash Flow from Operations

($ in thousands)	2000A	2005A	2010A	12/31/12	Three Months Ended 3/31/2013	6/30/2013	9/30/2013
Net Cash Provided by Operating Activities (A)	$5,614	($328,174)	$727,544	$381,703	$401,941	$475,086	$143,429
Decrease in Advances and Match Funded Advances (B)	($64,507)	($79,765)	$447,219	$229,726	$186,420	$242,731	-
Funding Efficiency (C)		50%	71%	70%	73%	74%	NA
Reduction of match funded liabilities (D=B*C)	-	$39,983	$318,299	$161,222	$136,087	$179,621	-
Net cash provided by operating activities, net of cash to repay match funded liabilities	$5,614	($288,191)	$409,245	$220,481	$265,854	$295,465	$143,429
Other Adjustments							
Financing of the purchase of mortgage loans held for resale[1]	-	$459,400	-	-	-	-	-
Adjusted Cash Flow from Operations	$5,614	$171,209	$409,245	$220,481	$265,854	$295,465	$143,429

Note: Adjusted Cash Flow from Operations starts with net cash provided by operating activities on Ocwen's Statement of Cash Flows and subtracts advance reductions used to pay down match-funded liabilities. Adjusted cash flow from operations equals Cash flow from operations in Q3 2013. Advance changes were immaterial ($5 million) as a result of the sale of $2.4 billion of advances to HLSS on July 1,2013.

1) Net cash provided by operating activities for 2005 includes uses of $460MM to purchase the loans held for resale most of which were securitized and sold in February 2006. The operating cash flow here is adjusted for the proceeds from Line of Credit which was used to finance these loans.

Senior Secured Term Loan

39

OCWEN